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                                                                 Exhibit 21.1

                 SUBSIDIARIES OF GEO SPECIALTY CHEMICALS, INC.

Name of Subsidiary                          Jurisdiction of Incorporation
------------------                          -----------------------------
GEO Specialty Chemicals Limited                       Ohio
GEO Holdings (Europe) SARL                            France
GEO Gallium S.A.                                      France
Ingal Stade GmbH                                      Germany